SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the registrant |X|

Filed by a party other than the registrant | |

Check the appropriate box:

| | Preliminary proxy statement.             | | Confidential for use of
                                                 the commission only (as
|X| Definitive proxy statement.                  permitted by Rule 14a-6(e)(2)).

| | Definitive additional materials.

| | Soliciting material pursuant to Rule 14a-12.


                       RICK'S CABARET INTERNATIONAL, INC.
                (Name of Registrant as Specified in Its Charter)


Payment of filing fee: (check the appropriate box):

|X| No fee required.

| | Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: ___

(2) Aggregate number of securities to which transaction applies: ___

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ___

(4) Proposed maximum aggregate value of transaction: ___

(5) Total fee paid: ___

| | Fee paid previously with preliminary materials: ___

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1(a)(2) and identify the filing for which the offsetting fee was paid previously, identify the previous filing by registration statement number, or the form or schedule and the date its filing.

(1) Amount Previously Paid: ___

(2) Form, Schedule or Registration Statement No.: ___

(3) Filing Party: ___

(4) Date Filed: ___

                       RICK'S CABARET INTERNATIONAL, INC.
                                10959 CUTTEN ROAD
                              HOUSTON, TEXAS 77066

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 2006

The  Annual  Meeting  of  Stockholders  (the "Annual Meeting") of Rick's Cabaret
International, Inc. (the "Company") will be held at 50 West 33rd Street, New York, New York ("Rick's New York") on May 22, 2006 at 9:30 AM (CST) for the following purposes:

     (1)  To  elect  five  (5)  directors.

     (2) To ratify the selection of Whitley Penn, LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2006.

     (3) To act upon such other business as may properly come before the Annual Meeting.

Only holders of common stock of record at the close of business on April 17, 2006, will be entitled to vote at the Annual Meeting or any adjournment thereof.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy to us promptly. Your cooperation in signing and returning the proxy will help avoid further solicitation expense.

                                   BY  ORDER  OF  THE  BOARD  OF  DIRECTORS

                                   /S/  ERIC  S.  LANGAN
                                   CHAIRMAN  OF  THE  BOARD  AND  PRESIDENT

APRIL 24, 2006
HOUSTON, TEXAS

                       RICK'S CABARET INTERNATIONAL, INC.
                                10959 CUTTEN ROAD
                              HOUSTON, TEXAS 77066

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 2006

This proxy statement (the "Proxy Statement") is being furnished to stockholders (the "Stockholders") in connection with the solicitation of proxies by the Board of Directors of Rick's Cabaret International, Inc., a Texas corporation (the "Company") for their use at the Annual Meeting (the "Annual Meeting") of Stockholders of the Company to be held at 50 West 33rd Street ("Rick's New York"), New York, New York, on Monday, May 22, 2006, at 9:30 AM, and at any adjournments thereof, for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). This Proxy Statement and the accompanying form of proxy (the "Proxy") are first being mailed to Stockholders on or about April 24, 2006. The cost of solicitation of proxies is being borne by the Company.

The close of business on April 17, 2006, has been fixed as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the record date, there were 4,798,038 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), issued and outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Each share is entitled to one vote on all issues requiring a Stockholder vote at the Annual Meeting. Each nominee for Director named in Proposal Number 1 must receive a majority of the votes cast in person or by proxy in order to be elected. Stockholders may not cumulate their votes for the election of Directors. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of Number 2 set forth in the accompanying Notice.

All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted (I) FOR THE ELECTION OF THE NOMINEES NAMED HEREIN AND (II) FOR THE RATIFICATION OF WHITLEY PENN, LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2006. The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented at the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

The enclosed Proxy, even though executed and returned, may be revoked at any time prior to the voting of the Proxy (a) by execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company, or (c) by voting in person at the Annual Meeting.

       -------------------------------------------------------------------

              (1)  TO ELECT FIVE (5) DIRECTORS FOR THE ENSUING YEAR

       -------------------------------------------------------------------

NOMINEES FOR DIRECTORS

The persons named in the enclosed Proxy have been selected by the Board of Directors to serve as proxies (the "Proxies") and will vote the shares represented by valid proxies at the Annual Meeting of Stockholders and adjournments thereof. They have indicated that, unless otherwise specified in the Proxy, they intend to elect as Directors the nominees listed below. Each duly elected Director will hold office until his successor shall have been elected and qualified.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees listed below. Although the Board of Directors of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed Proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

The Board of Directors unanimously recommends a vote FOR the election of each of the nominees listed below. All of the nominees are presently our directors.

Eric S. Langan, age 38, has been a Director of the Company since 1998 and the President/Chief Executive Officer of the Company since March 1999. Mr. Langan is also the Acting Chief Financial Officer of the Company. He has been involved in the adult entertainment business since 1989. From January 1997 through the present, he has held the position of President with XTC Cabaret, Inc. Since 1989, Mr. Langan has exercised managerial control over the grand openings and operations of more than twelve adult entertainment businesses. Through these activities, Mr. Langan has acquired the knowledge and skills necessary to successfully operate adult entertainment businesses.

Robert L. Watters, age 54, has been a director of the Company since 1986. Mr. Watters was president and chief executive officer of the Company from 1991 until March 1999. He was also a founder in 1989 and operator until 1993 of the Colorado Bar & Grill, an adult cabaret located in Houston, Texas and in 1988 performed site selection, negotiated the property purchase and oversaw the design and permitting for the cabaret that became the Cabaret Royale, in Dallas, Texas. Mr. Watters practiced law as a solicitor in London, England and is qualified to practice law in New York state. Mr. Watters worked in the international tax group of the accounting firm of Touche, Ross & Co. (now succeeded by Deloitte & Touche) from 1979 to 1983 and was engaged in the private practice of law in Houston, Texas from 1983 to 1986, when he became involved in the full-time management of the Company. Mr. Watters graduated from the London School of Economics and Political Science, University of London, in 1973 with a Bachelor of Laws (Honours) degree and in 1975 with a Master of Laws degree from Osgoode Hall Law School, York University. Since 1999, Mr. Watters has operated a cabaret in New Orleans.

Alan Bergstrom, age 60, has been our director since 1999. Since 1997, Mr. Bergstrom has been the Chief Operating Officer of Eagle Securities which is an investment consulting firm. Mr. Bergstrom is also a registered investment broker with Crescent Securities Group, Inc. From

1991 until 1997, Mr. Bergstrom was a vice president--investments with Principal Financial Securities, Inc. Mr. Bergstrom holds a B.B.A. Degree in Finance
(1967)  from  the  University  of  Texas.

Travis Reese, age 36, has been a director of the Company since 1999 and is the Company's Vice President/Director of Technology. Mr. Reese also serves as
Executive Vice President/Secretary for RCI Internet Services, our wholly owned subsidiary. From 1997 through 1999, Mr. Reese was a senior network administrator at St. Vincent's Hospital in Santa Fe, New Mexico. During 1997, Mr. Reese was a computer systems engineer with Deloitte & Touche. From 1995 until 1997, Mr. Reese was a vice-president with Digital Publishing Resources, Inc., an Internet Service Provider. From 1994 until 1995, Mr. Reese was a pilot with Continental Airlines. From 1992 until 1994, Mr. Reese was a pilot with Hang On, Inc., an airline company. Mr. Reese has an Associates Degree in Aeronautical Science from Texas State Technical College.

Steven L. Jenkins, age 48, has been a director of the Company since 2001. Mr. Jenkins has been a certified public accountant with Pringle Jenkins & Associates, P.C., located in Houston, Texas. Mr. Jenkins is the President and owner of Pringle Jenkins & Associates, P.C. Mr. Jenkins has a BBA Degree (1979) from Texas A&M University. Mr. Jenkins is a member of the AICPA and the TSCPA.

OUR DIRECTORS AND EXECUTIVE OFFICERS

Our Directors are elected annually and hold office until the next annual meeting of our stockholders or until their successors are elected and qualified. Officers are elected annually and serve at the discretion of the Board of Directors. There is no family relationship between or among any of our directors and executive officers. Our Board of Directors consists of five persons.

-------------------------------------------------------------------
       NAME          AGE                   POSITION
-----------------  -------  ---------------------------------------
Eric S. Langan        38    Director, Chief Executive Officer/
                            President and Acting Chief Financial
                            Officer
-----------------  -------  ---------------------------------------
Travis Reese          36    Director and Vice President/Director of
                            Technology
-----------------  -------  ---------------------------------------
Robert L. Watters     54    Director
-----------------  -------  ---------------------------------------
Alan Bergstrom        60    Director
-----------------  -------  ---------------------------------------
Steven L. Jenkins     48    Director
-------------------------------------------------------------------

RELATED TRANSACTIONS

Our Board of Directors has adopted a policy that our business affairs will be conducted in all respects by standards applicable to publicly held corporations and that we will not enter into any future transactions and/or loans between us and our officers, directors and 5% shareholders unless the terms are no less favorable than could be obtained from independent, third parties and will be approved by a majority of our independent and disinterested directors. In our view, all of the transactions described below meet this standard.

In May 2002, we loaned $100,000 to Eric Langan who is our Chief Executive Officer. The promissory note is unsecured, bears interest at 11% and is amortized over a period of ten years. The note contains a provision that in the event Mr. Langan leaves the Company for any reason, the note immediately becomes due and payable in full. The balance of the note was $73,779 as of April 17, 2006, and is included in other assets in our balance sheet.

On July 22, 2005, we issued a Secured Convertible Debenture to Ralph McElroy, a greater than 10% shareholder of the Company, for the principal sum of $660,000 bearing interest at the rate of 12% per annum, with a maturity date of August 1, 2008. Under the terms of the Debenture, we are required to make monthly interest payments beginning September 1, 2005. We have the right to redeem the Debenture in whole or in part at any time during the term of the Debenture. At the election of the Holder, the Holder has the right to require the Debenture to be repaid in thirty (30) equal monthly installments commencing February 2006. The Holder has the option to convert all or any portion of the principal amount of the Debenture into shares of our common stock at a rate of $3.00 per share, subject to adjustment under certain conditions. The Debenture provides, absent shareholder approval, that the number of shares of our common stock that may be issued by us or acquired by the Holder upon conversion of the Debenture shall not exceed 19.99% of the total number of issued and outstanding shares of our common stock. The Debenture is secured by certain of our assets. Additionally, we issued Mr. McElroy a Warrant to purchase 50,000 shares of our common stock at an exercise price of $3.00 per share until July 22, 2008. The shares of Common Stock underlying the principal amount of the Debenture and the Warrants have piggyback registration rights.


INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors held six (6) meetings and acted by unanimous written consent five (5) times during the fiscal year ended September 30, 2005. All of our Directors attended at least 75% of our Board meetings. All members of our Audit Committee, Nominating Committee and Compensation Committee attended at least 75% of their respective meetings.

AUDIT COMMITTEE

We have an Audit Committee whose members are Robert L. Watters, Alan Bergstrom and Steven L. Jenkins. Mr. Watters was our President until March 1999, and has not been an officer or employee since March 1999. Mr. Watters, Mr. Bergstrom and Mr. Jenkins are independent Directors. The primary purpose of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee meets privately with our Chief Accounting Officer and with our independent registered public accounting firm and evaluates the responses by the Chief Accounting Officer both to the facts presented and to the judgments made by our outside independent registered public accounting firm. Our Audit Committee reviewed and discussed our audited financial statements for the year ended September 30, 2005, with management. Steven L. Jenkins serves as the Audit Committee's Financial Expert.

In May 2000, our Board adopted a Charter for the Audit Committee. A copy of the Audit Committee Charter is attached hereto as Exhibit "A." The Charter establishes the independence of our Audit Committee and sets forth the scope of the Audit Committee's duties. The Purpose of the Audit Committee is to conduct continuing oversight of our financial affairs. The Audit Committee conducts an ongoing review of our financial reports and other financial information prior to their being filed with the Securities and Exchange Commission, or otherwise provided to the public. The Audit Committee also reviews our systems, methods and procedures of internal controls in the areas of: financial reporting, audits, treasury operations, corporate finance, managerial, financial and SEC accounting, compliance with law, and ethical conduct. A majority of the members of the Audit Committee will be independent. The Audit Committee is objective, and reviews and assesses the work of our independent registered public accounting firm and our internal audit department.

The Audit Committee reviewed and discussed the matters required by SAS 61 and our audited financial statements for the fiscal year ended September 30, 2005, with management and our independent registered public accounting firm. The
Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by Independence Standards Board No. 1, and the Audit Committee has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence. The Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the fiscal year September 30, 2005, be included in our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005. The Audit Committee held four (4) meetings during the fiscal year ended September 30, 2005.

NOMINATING  COMMITTEE

We have a Nominating Committee whose members are Robert L. Watters, Alan Bergstrom and Steven L. Jenkins. In July 2004, the Board unanimously adopted a Charter with regard to the process to be used for identifying and evaluating nominees for director. The Charter establishes the independence of our Nominating Committee and sets forth the scope of the Nominating Committee's duties. Under the Nominating Committee Charter, a majority of the members of the Nominating Committee will be independent. A copy of the Nominating Committee's Charter can be found on the Company's website at www.Ricks.com. The
                                                             -------------
Nominating Committee met one time during the fiscal year ended September 30, 2005.

COMPENSATION  COMMITTEE

We have a Compensation Committee whose members are Robert Watters, Alan Bergstrom and Steven L. Jenkins. The primary purpose of the Compensation Committee is to evaluate and review the compensation of executive officers. The Compensation Committee met one time during the fiscal year ended September 30, 2005.

There is no family relationship between or among any of the directors and executive officers of the Company.

SHAREHOLDER COMMUNICATIONS

We do not currently have a process for security holders to send communications to the Board of Directors, which we believe is appropriate based on our size, the limited number of our shareholders and the limited number of communications which we receive. However, we welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Eric Langan at our executive offices, 10959 Cutten Road, Houston, Texas 77066. While we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Mr. Langan collects and evaluates all shareholder communications. If the communication is directed to the Board of Directors generally or to a specific director, Mr. Langan will disseminate the communications to the appropriate party at the next scheduled Board of Directors meeting. If the communication requires a more urgent response, Mr. Langan will direct that communication to the appropriate executive officer or director. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own beneficially more than ten percent of our common stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Based solely on the reports we have received and on written representations from certain reporting persons, we believe that the directors, executive officers, and greater than ten percent beneficial owners have complied with all applicable filing requirements, with the exception of Ralph McElroy, a greater than 10% shareholder who had one late filing.

EXECUTIVE COMPENSATION

The following table reflects all forms of compensation for services to us for the fiscal years ended September 30, 2005, 2004 and 2003 of certain executive officers. No other executive officer of ours received compensation that exceeded $100,000 during fiscal 2005. Mr. Langan is Chairman of the Board, a Director, Chief Executive Officer, President and Chief Financial Officer. Mr. Reese is Director and V.P.-Director of Technology.


                                              SUMMARY COMPENSATION TABLE

                              Annual Compensation                              Long Term Compensation
                                                                    Awards              Payouts

                                                  Other                    Securities
Name and                                         Annual     Restricted     Underlying                 All Other
Principal                                        Compen-      Stock         Options/      LTIP          Compen-
Position             Year   Salary     Bonus    sation (1)    Awards          SARs       Payouts         sation
                              ($)       ($)        ($)          ($)            (#)         ($)            ($)
---------------------------------------------------------------------------------------------------------------
Eric Langan
                     2005  $ 344,100       -0-        -0-           -0-        5,000            -0-         -0-
                     2004  $ 326,038       -0-        -0-           -0-      280,000            -0-         -0-
                     2003  $ 260,000       -0-        -0-           -0-        5,000            -0-         -0-

Mr. Langan is our Chairman, a Director, Chief Executive Officer, President and Chief Financial Officer.

Travis Reese
                     2005  $ 165,531       -0-        -0-           -0-        5,000            -0-         -0-
                     2004  $ 161,000       -0-        -0-           -0-       55,000            -0-         -0-
                     2003  $ 158,855       -0-        -0-           -0-        5,000            -0-         -0-

Mr. Reese is a Director and V.P.-Director of Technology
__________________________________
     (1) We provide certain executive officers certain personal benefits. Since the value of such benefits does not exceed the lesser of $50,000 or 10% of annual compensation, the amounts are omitted.

          OPTION/SAR GRANTS IN LAST FISCAL YEAR (INDIVIDUAL GRANTS)

              Number of         Percent of Total
              Securities        Options/SARs
              Underlying        Granted To
              Options/SARs      Employees In       Exercise of   Expiration
Name          Granted           Fiscal Year        Base Price    Date
              #                 %                  $/share
---------------------------------------------------------------------------
Eric Langan   5,000 shares (1)             5.56 %  $       2.80   7/20/2010
Travis Reese  5,000 shares (1)             5.56 %  $       2.80   7/20/2010
---------------------------------------------------------------------------

(1) These options were granted to Messrs. Langan and Reese for serving in their capacity as Directors. There were 27,500 shares of options exercised by Messrs. Langan and Reese during the fiscal year ended September 30, 2005.

                            AGGREGATED OPTION/SAR EXERCISES IN
                       LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                       Number Of Unexercised
                                       Securities Underlying    Value of Unexercised
                                       Options/SARs             In-The-Money Options/
              Shares                   At FY-End                SARs At FY-End
              Acquired On   Value      Exercisable/             Exercisable/
Name          Exercise      Realized   Unexercisable            Unexercisable
              #             $          #                        $
--------------------------------------------------------------------------------------
Eric Langan      5,000 (1)  $   6,363      290,000 / 105,000    $  178,350  /  $55,150
Travis Reese    22,500 (1)  $  25,131      47,500 /   30,500    $   29,975  /  $14,650
--------------------------------------------------------------------------------------

(1) There were 27,500 shares of options exercised by these persons during the fiscal year ended September 30, 2005.


DIRECTOR COMPENSATION

We do not currently pay any cash directors' fees, but we pay the expenses of our directors in attending board meetings. In July 2005, we issued 10,000 options to each Director who is a member of our audit committee and 5,000 options to our other Directors. These options have a strike price of $2.80 per share and expire in July 2010.

EMPLOYMENT AGREEMENTS

We have a two year employment agreement with Mr. Eric S. Langan (the "Langan Agreement"). The Langan Agreement extends through April 1, 2008, and provides for an annual base salary of $400,000. The Langan Agreement also provides for participation in all benefit plans maintained by us for salaried employees. The Langan Agreement contains a confidentiality provision and an agreement by Mr. Langan not to compete with us upon the expiration of the Langan Agreement. We have not established long-term incentive plans or defined benefit or actuarial plans.

We also have a three-year employment agreement with Mr. Travis Reese (the "Reese Agreement"). The Reese Agreement extends through February 1, 2007, and provides for an annual base salary of $175,000. The Reese Agreement also provides for participation in all benefit plans maintained by us for salaried employees. The Reese Agreement contains a confidentiality provision and an agreement by Mr. Reese not to compete with us upon the expiration of the Reese Agreement. We have not established long-term incentive plans or defined benefit or actuarial plans.

EMPLOYEE STOCK OPTION PLANS

While we have been successful in attracting and retaining qualified personnel, we believe that our future success will depend in part on our continued ability to attract and retain highly qualified personnel. We pay wages and salaries that we believe are competitive. We also believe that equity ownership is an important factor in our ability to attract and retain skilled personnel. We have adopted Stock Option Plans for employee and directors. The purpose of the Plans is to further our interests, our subsidiaries and our stockholders by providing incentives in the form of stock options to key employees and directors who contribute materially to our success and profitability. The grants recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in the Company, thus enhancing their personal interest in our continued success and progress. The Plans also assist the Company and our subsidiaries in attracting and retaining key employees and directors. The Plans are administered by the Board of Directors. The Board of Directors has the exclusive power to select the participants in the Plans, to establish the terms of the options granted to each participant, provided that all options granted shall be granted at an exercise price equal to at least 85% of the fair market value of the common stock covered by the option on the grant date and to make all determinations necessary or advisable under the Plans.

In 1995 we adopted the 1995 Stock Option Plan. A total of 300,000 shares may be granted and sold under the 1995 Plan. As of September 30, 2001, a total of 167,500 stock options had been granted and are outstanding under the Plan, none of which have been exercised. We do not plan to issue any additional options under the 1995 Plan.

In August 1999 we adopted the 1999 Stock Option Plan (the "1999 Plan") with 500,000 shares authorized to be granted and sold under the 1999 Plan. In August 2004, shareholders approved an Amendment to the 1999 Plan (the "Amendment") which increased the total number of shares authorized to 1,000,000. As of September 30, 2005, 878,000 stock options were outstanding under the 1999 Plan. As of April 17, 2006, 169,000 of these stock options have been exercised.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth all equity compensation plans as of September 30, 2005:

----------------------------------------------------------------------------------------------------------------
                                                                               Number of securities remaining
                           Number of securities to      Weighted-average        available for future issuance
                           be issued upon exercise     exercise price of       under equity compensation plans
                           of outstanding options,    outstanding options,   (excluding securities reflected in
                             warrants and rights      warrants and rights                column (a))
     Plan category                   (a)                      (b)                            (c)
-------------------------  ------------------------  ----------------------  -----------------------------------
Equity compensation plans
approved by security
holders                                     878,000  $                 2.47                               52,000
-------------------------  ------------------------  ----------------------  -----------------------------------
Equity compensation plans
not approved by security
holders                                           0                       0                              300,000
-------------------------  ------------------------  ----------------------  -----------------------------------
             TOTAL                          878,000  $                 2.47                              352,000
----------------------------------------------------------------------------------------------------------------

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at April 17, 2006, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of April 17, 2006, there were 4,798,038 shares of common stock outstanding.

-------------------------------------------------------------------------------
        NAME/ADDRESS              NUMBER OF SHARES   TITLE OF CLASS  PERCENT OF
                                                                     CLASS (9)
--------------------------------  -----------------  --------------  ----------
Eric S. Langan                        1,133,010 (1)  Common stock         22.2%
10959 Cutten Road
Houston, Texas 77066
--------------------------------  -----------------  --------------  ----------
Robert L. Watters                        35,000 (2)  Common stock           <1%
315 Bourbon Street
New Orleans, Louisiana 70130
--------------------------------  -----------------  --------------  ----------
Steven L. Jenkins                              -0-   Common stock            0%
16815 Royal Crest Drive
Suite 160
Houston, Texas 77058
--------------------------------  -----------------  --------------  ----------
Travis Reese                             57,275 (3)  Common stock          1.1%
10959 Cutten Road
Houston, Texas 77066
--------------------------------  -----------------  --------------  ----------
Alan Bergstrom                           25,000 (4)  Common stock           <1%
904 West Ave.-Suite 100
Austin, Texas 78701
--------------------------------  -----------------  --------------  ----------
All of our Directors and              1,250,285 (5)  Common stock         24.1%
Officers as a
Group of five (5) persons
--------------------------------  -----------------  --------------  ----------
E. S. Langan. L.P.                         578,632   Common stock         12.0%
10959 Cutten Road
Houston, Texas 77066
--------------------------------  -----------------  --------------  ----------
Ralph McElroy                           768,661 (6)  Common stock         15.8%
1211 Choquette
Austin, Texas, 78757
--------------------------------  -----------------  --------------  ----------
William Friedrichs                      379,760 (7)  Common stock          7.9%
16815 Royal Crest Dr., Suite 260
Houston, Texas 77058
--------------------------------  -----------------  --------------  ----------
Jeffrey W. Benton                       286,145 (8)  Common stock          5.7%
47 Summit Avenue
Summit, NJ
-------------------------------------------------------------------------------

(1) Mr. Langan has sole voting and investment power for 264,378 shares that he owns directly. Mr. Langan has shared voting and investment power for 578,632 shares that he owns indirectly through E. S. Langan, L.P. Mr. Langan is the general partner of E. S. Langan, L.P. This amount also includes options to purchase up to 290,000 shares of common stock that are presently exercisable. This number specifically excludes 15,050 shares of common stock held by his wife which is separate property.

(2) Includes 5,000 shares of common stock and options to purchase up to 30,000 shares of common stock that are presently exercisable.

(3) Includes 9,775 shares of common stock and options to purchase up to 47,500 shares of common stock that are presently exercisable.

(4) Includes 5,000 shares of common stock and options to purchase up to 20,000 shares of common stock that are presently exercisable.

(5) Includes options to purchase up to 387,500 shares of common stock that are presently exercisable.

(6) Includes 718,661 shares of common stock held by Mr. McElroy, and 50,000 shares of common stock that would be issuable upon exercise of warrants held by Mr. McElroy. This number specifically excludes 220,000 shares of common stock that are issuable upon the conversion of a convertible debenture in the amount of $660,000 held by Mr. McElroy. Under the terms of the debenture, Mr. McElroy has the option to convert all or any portion of the principal amount into shares of our common stock at the rate of $3.00 per share, subject to adjustment under certain conditions. The debenture further provides, absent shareholder approval, that the number of shares of our common stock that may be issued to or acquired by Mr. McElroy upon conversion of the debenture shall not exceed 19.99% of the total number of issued and outstanding shares of our common stock.

(7) Includes 170,000 shares of common stock owned by WMF Investments, Inc. Mr. Friedrichs is a control person of WMF Investments, Inc.

(8) Includes 60,299 shares of common stock held individually, 210,726 shares of common stock held indirectly by Fairfield Investment Group, LLC that are issuable upon the conversion of a convertible debenture and 15,120 held indirectly by Fairfield Investment Group, LLC. Mr. Benton is the Managing Director of Fairfield Advisors and has investment decision and voting authority for this entity.

(9) These percentages exclude treasury shares in the calculation of percentage of class.

___________________________

We are not aware of any arrangements that could result in a change of control.

    ------------------------------------------------------------------------

                (2) TO RATIFY THE SELECTION OF WHITLEY PENN, LLP
                     AS THE COMPANY'S INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM
                           FOR THE FISCAL YEAR ENDING
                               SEPTEMBER 30, 2006

    ------------------------------------------------------------------------

The Board of Directors has selected Whitley Penn, LLP as the Company's independent registered public accounting firm for the current fiscal year. Although not required by law or otherwise, the selection is being submitted to the Stockholders of the Company as a matter of corporate policy for their approval. The Board of Directors wishes to obtain from the Stockholders a ratification of their action in appointing their existing independent registered public accounting firm, Whitley Penn, LLP, for the fiscal year ending September 30, 2006. Such ratification requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

In the event the appointment of Whitley Penn, LLP as the Company's independent registered public accounting firm is not ratified by the Stockholders, the adverse vote will be considered as a direction to the Board of Directors to select another independent registered public accounting firm for the fiscal year ending September 30, 2006. A representative of Whitley Penn, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires and to respond to appropriate questions. The Board of Directors unanimously recommends a vote FOR the ratification of Whitley Penn, LLP as independent registered public accounting firm for fiscal year ending September 30, 2006.

The following table sets forth the aggregate fees paid or accrued for professional services rendered by Whitley Penn, LLP for the audit of our annual financial statements for fiscal year 2005 and fiscal year 2004 and the aggregate fees paid or accrued for audit-related services and all other services rendered by Whitley Penn, LLP for fiscal year 2005 and fiscal year 2004.

                             2005    2004
                          -------  ------
      Audit fees          137,529  77,613
      Audit-related fees    8,106       -
      Tax fees             12,550       -
      All other fees            -       -
                          -------  ------

      Total               158,185  77,613
                          -------  ------

The category of "Audit fees" includes fees for our annual audit, quarterly reviews and services rendered in connection with regulatory filings with the SEC, such as the issuance of comfort letters and consents.

The category of "Audit-related fees" includes employee benefit plan audits, internal control reviews and accounting consultation.

The category of "Tax fees" includes consultation related to corporate development activities.

All above audit services, audit-related services and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Whitley Penn, LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit Committee's outside auditor independence policy provides for pre-approval of all services performed by the outside auditors.

AUDITOR  INDEPENDENCE

Our Audit Committee considered that the work done for us in fiscal 2005 by Whitley Penn, LLP was compatible with maintaining Whitley Penn, LLP's independence.

AUDITOR'S  TIME  ON  TASK

All of the work expended by Whitley Penn, LLP on our fiscal 2005 audit was attributed to work performed by Whitley Penn, LLP's full-time, permanent employees.


       -------------------------------------------------------------------

                                       (3)
                                  OTHER MATTERS

       -------------------------------------------------------------------

The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented at the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.


FUTURE  PROPOSALS  OF  STOCKHOLDERS

The deadline for stockholders to submit proposals to be considered for inclusion in the Proxy Statement for the 2006 Annual Meeting of Stockholders is December 15, 2006.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /S/ ERIC S. LANGAN
                                   ------------------
                                   CHAIRMAN OF THE BOARD AND PRESIDENT

APRIL 24, 2006
HOUSTON, TEXAS

                                   EXHIBIT "A"

                       RICK'S CABARET INTERNATIONAL, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

1. Purpose. The Audit Committee of the Board of Directors shall conduct continuing oversight of the financial affairs of Rick's Cabaret International, Inc.

2.   Scope of Review. The Audit Committee shall conduct an ongoing review the
     Corporation's:

     * Financial reports and other financial information prior to their being filed with the U.S. Securities and Exchange Commission or otherwise provided to the public.

     * Systems, methods and procedures of internal controls in the areas of: financial reporting, audits, treasury operations, corporate finance, managerial, financial and SEC accounting, compliance with law, and ethical conduct.

3.   General Tasks. The Audit Committee shall:

     *    Be objective. A majority of the Audit Committee shall be independent.

     * Recommend and encourage improvements in the Corporation's financial affairs.

     * Review and assess the work of the Corporation's independent accountant and internal audit department.

     * Solicit and encourage comments from the Corporation's independent accountant, financial and senior management, internal audit department and the Board of Directors.

4. Audit Committee Members. The Audit Committee shall consist of one or more Members (the "Members"), a majority of whom are independent Directors. The Board of Directors shall elect the Members annually. Members shall serve until their successors are duly elected and qualified. Unless an Audit Committee Chairperson is elected by the full Board, the Members of the Committee may designate a Chairperson by majority vote of the all Members.

5. The independent members shall be free from any relationship that could conflict with an independent member's independent judgment. Any non-independent member shall exercise judgment as if that member was independent. All Members must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. At least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

6.   Independence. Independent Director is defined as a director who has:

     * Not been employed by the Corporation or its affiliates in the current or past three years.

     * Not accepted any compensation from the Corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation).

     * No immediate family member who is, or has been in the past three years, employed by the Corporation or its affiliates as an executive officer.

     * Not been a partner, controlling shareholder or an executive officer of any other for-profit entity to which the Corporation made, or from which it received, payments (other than those which arise solely from investments in the Corporation's securities) that exceed five percent of the other entity's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years.

     * Not been employed as an executive of another entity where the Corporation's executives serve on the other entity's compensation committee.

7. Meetings. The Audit Committee shall meet at least four times per year, and may meet as frequently as deemed necessary. The Audit Committee shall meet separately in closed meetings at least once each year with management, the director of internal audit and the independent accountant to discuss any matter. The Audit Committee shall select one of its Members each quarter to meet with management, the director of internal audit and the independent accountant for the purposes set forth below.

8.   Specific Tasks. The Audit Committee shall:

     (a)  Assess and, if necessary, update this Charter at least annually.

     (b) Review the Corporation's annual, quarterly and other financial statements and any other reports, financial information or other material filed with any governmental body (except for litigation matters in the ordinary course of business) or announced to the public, including the independent accountant's certifications, reports, opinions, or reviews.

     (c) Review the regular internal reports to management prepared by the internal audit department and management's response thereto.

     (d) Review with management and the independent accountant all Form 10-QSB's prior to the filing or prior to the release of earnings information to the public. The

          Chairperson of the Audit Committee may represent the entire Audit Committee for the review of the Form 10-QSB.

     (e) Recommend to the Board of Directors the selection of the independent accountant for each fiscal year, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountant. On an annual basis, the Audit Committee shall review and discuss with the independent accountant all significant relationships the independent accountant has with the Corporation to determine the accountant's independence.

     (f) Review the performance of the independent accountant and approve any proposed discharge of the independent accountant when circumstances warrant.

     (g) Periodically consult with the independent accountant, out of the presence of management, about internal controls and the completeness and accuracy of the Corporation's financial statements.

     (h) Continually review the integrity of the Corporation's internal and external financial reporting processes. The Audit Committee shall consult with the independent accountant and the internal auditors for this review.

     (i) Consider the independent accountant's judgments about the quality and appropriateness of the Corporation's accounting principles in relation to the Corporation's internal and external financial reporting.

     (j) Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices.

     (k) Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountant and the internal auditors in connection with the appropriateness and application of accounting principles made in management's preparation of the financial statements.

     (l) Following completion of the annual audit, review separately with each of management, the independent accountant and the internal audit department whether any difficulties were encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     (m) Review any disagreement among management and the independent or the internal auditing department in connection with the preparation of the financial statements or the appropriateness and application of accounting principles made in management's preparation of the financial statements.

     (n) Review with the independent accountant, the internal audit department and management whether and how changes or improvements in the Corporation's financial or accounting practices, as approved by the Audit Committee, have been implemented. The Audit Committee shall conduct this review promptly after the implementation of the changes or improvements.

     (o) Establish a code of corporate compliance with law and a code of ethical conduct, and review the Corporation's implementation and enforcement of these codes.

     (p) Review activities, organizational structure, and qualifications of the internal audit department.

     (q) Review, with the Corporation's counsel, legal compliance matters including policies regarding trading in the Corporation's securities.

     (r) Review, with the Corporation's counsel, any legal matter that could have a material impact on the Corporation's financial statements.

     (s) Perform any other activities consistent with this Charter, the Corporation's Articles of Incorporation, By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

     RICK'S CABARET
     [LOGO OMITTED]


          LETTER TO SHAREHOLDERS OF RICK'S CABARET INTERNATIONAL, INC.
          ------------------------------------------------------------


FROM:       ERIC  LANGAN
            CHIEF  EXECUTIVE  OFFICER

SUBJECT:    FISCAL  2005  RESULTS


TO  OUR  SHAREHOLDERS:

Rick's Cabaret International, Inc. passed a major milestone in its development in 2005 and we are poised to move forward steadily as we implement our strategic vision in 2006 and the years ahead.

The successful opening of Rick's Cabaret-New York City gave our company visibility in the nation's largest market and most important financial center. Now, when a potential investor, portfolio manager or analyst wants to do due diligence on Rick's, all he or she has to do is visit us at 50 West 33rd Street. Once in our club the financial professional instantly grasps our business model: an upscale venue with exceptionally gracious staff and entertainers, an outstanding steakhouse with one of the best lunch and dinner menus in Manhattan, and terrific entertainment where the customer leaves eager to return.


HIGHLIGHTS:

The year ended September 30, 2005 was a time of building the base for future growth and expansion. Here are some of the highlights of the year:

     - On January 18, 2005 we completed the acquisition of our New York City club at a cost of $7.6 million and immediately began a $3.3 million renovation of the three-story venue just opposite the Empire State Building and near Penn Station and Madison Square Garden. The transaction was concluded with $2.5 million paid at closing and a 4 percent convertible note for $5.125 million.

     - On February 15, 2005 we entered into an agreement to acquire a 30,000 square foot nightclub in Charlotte, North Carolina. The club has a Rick's Cabaret in one wing and a male review for women five nights a week in an adjoining self-contained 8,000 square foot club. The agreement called for us to pay $1 million through the issuance of shares of restricted common stock and a seven-year promissory note.

     - On March 31, 2005 we sold our Rick's Cabaret-South Houston club for $550,000. The sale was a part of our strategy to focus our resources on venues with consistent earnings and strong growth potential.

     - On June 2, 2005 we celebrated the first anniversary of Club Onyx, our upscale urban gentlemen's club in the Galleria section of Houston. It has become a popular relaxation spot for an A-list clientele of athletes, hip-hop musicians and urban professionals and consistently operates at near capacity. The "customer appreciation" anniversary included a gala party and became a media event when we offered our guests free curbside car washes by girls wearing bikinis.

     - On September 21, 2005 we launched Rick's Cabaret-NYC with a four-day Grand Opening Party that was packed each night. One reporter summed up the experience: "Rick's is geared towards an upscale, professional clientele but everyone from all walks of life is welcomed knows how to get to a man's heart by laying out a spread of mouth-watering dishes as for the girls, they're playful, very friendly but they won't hassle you as for the rest of the staff, I can't say enough nice things: they're courteous and respectful to everyone and more than go out of their way to show each customer a memorable experience. Even the customers were friendly. "


RESULTS:

Because we recorded $982,500 in start-up expenses attributed to opening and operating new clubs in New York City and Charlotte, we ended the year 2005 with a net loss of $215,148. This compared with net income of $775,253 in 2004. Net income for nightclub operations for the same-location-same-period increased by
3.78 percent. Our Internet operations for the same-web-site-same-period increased by 28.71 percent.

Total revenues for the year were $14,824,407, compared with $13,858,434 in 2004. After adjusting for discontinued operations following the sale of our Rick's Cabaret -South Houston club, revenues increased by $965,973 or 6.97 percent.

As a result of the New York City and Charlotte transactions, our company's long-term debt increased to $13,246,836 as of September 30, 2005 compared to $3,693,560 at the end of the previous year. We have already begun to reduce this debt and it is our intention to amortize it as quickly as possible. We used $6,307,508 of cash in investing in 2005 compared to $867,206 for the previous year. Financing activities provided $4,801,197, compared to $153,749 used in the previous year.

The start-up expenses associated with New York City and Charlotte are now behind us. We do not anticipate that future acquisitions will entail the exceptionally high costs associated with New York City, where unique circumstances required a complete remodel and related expenses.

Our experience in New York City and Charlotte has strengthened confidence in our strategy of acquiring new clubs in excellent business and tourism locations. At the same time, growth at Club Onyx and Rick's Cabaret-Minneapolis has demonstrated the powerful leverage we gain by focusing marketing and management power on building same-club sales.

On the balance sheet, the total assets of the company increased significantly in 2005, to $25,029,018 on September 30, 2005, compared with $12,760,877 at the end of  the  previous  fiscal  year.

The strategic moves in 2005 have already had a positive impact on our 2006 results to date. Driven by improved sales at existing clubs as well as the effect of our new nightclubs in New York City and Charlotte, first quarter total revenues increased by 73.45 percent to $5,779,735 while we generated net income of 12 cents per share compared to no earnings per share in the first quarter of the previous year.

BRAND  NAME  ENHANCEMENT:

We have been working diligently to build and enhance our brand name through marketing and public relations efforts and investor relations outreach.

We have received extensive publicity. The New York Times featured our company on January 21st in a colorful story by Mike Brick entitled "Moving In on New York Laps." ABC 20-20 did a respectful and extensive report on Rick's Cabaret just prior to the opening of our New York City club, and we were interviewed on Fox News. The publicity has continued into the current year and we have been featured in The Wall Street Journal, The New York Sun, USA Today, The International Herald Tribune and other media including Time Out New York, the popular events magazine that concluded our steakhouse merits listing in the "TONY 100" list of top restaurants.

Shortly after the close of our fiscal year 2005, we made our first major presentation to the financial community, appearing on October 11, 2005 before the Financial Analysts and Money Managers, Inc. in New York City. We have subsequently made capital markets presentations before the Bull & Bear Club, Equities Magazine and Arch Conferences.

We believe that the successful opening of our New York City club and the continued success of clubs in Houston, Minneapolis and other markets have increased brand awareness of Rick's Cabaret and will be the foundation for building a truly national business. The market value of Rick's has risen and we are working to assure that it continues to do so by making smart, strategic acquisitions and constantly improving results at our existing locations.

I want to thank our dedicated managers and staff and our talented entertainers for the outstanding jobs they do. They are the real heart of our business. The warm smile that a manager or waitress gives a customer and the cheerful conversation with one of our entertainers keeps our patrons coming back for repeat visits.

We hope all of our shareholders will visit Rick's Cabaret in the coming year. You can be assured that you will get a friendly Rick's welcome whenever you do. Meanwhile, if I can answer any specific questions, please contact me through our investor relations office at ir@ricks.com.
                                 ------------

With  good  wishes,

/s/ Eric Langan

Eric  Langan
President  and  CEO

                                      PROXY

                       RICK'S CABARET INTERNATIONAL, INC.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                           BOARD OF DIRECTORS FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 22, 2006

     The undersigned hereby appoints Eric S. Langan and Travis Reese, and each of them as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of Common Stock of Rick's Cabaret International, Inc. held of record by the undersigned on April 17, 2006, at the Annual Meeting of Stockholders to be held on May 22, 2006, at 9:30 AM (EST) at 50 West 33rd Street, New York, New York, and at any adjournments thereof. Any and all proxies heretofore given are hereby revoked.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE
                                                                         ---
NOMINEES  LISTED  IN  NUMBER  1,  AND  FOR  THE  RATIFICATION  IN  NUMBER  2.
                                       ---


1. ELECTION OF DIRECTORS OF THE COMPANY. (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH, OR OTHERWISE STRIKE, THAT NOMINEE'S NAME IN THE LIST BELOW.)

     [ ]   FOR  all  nominees  listed       [ ]   WITHHOLD  authority  to
           below  except  as  marked              vote  for  all  nominees
           to  the  contrary.                     below.

                            Eric  S.  Langan
                            Robert  L.  Watters
                            Steven  L.  Jenkins
                            Alan  Bergstrom
                            Travis  Reese


2.   PROPOSAL  TO  RATIFY  THE  SELECTION  OF  WHITLEY  PENN  AS  THE  COMPANY'S
     INDEPENDENT  AUDITOR  FOR  THE  FISCAL  YEAR  ENDING  SEPTEMBER  30,  2006.

     [ ]   FOR               [ ]   AGAINST          [ ]   ABSTAIN

3.   IN THEIR  DISCRETION,  THE  PROXIES  ARE AUTHORIZED TO VOTE UPON SUCH OTHER
     BUSINESS  THAT  MAY  PROPERLY  COME  BEFORE  THE  ANNUAL  MEETING.

     [ ]   FOR               [ ]   AGAINST          [ ]   ABSTAIN


     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



NUMBER  OF
SHARES  OWNED

_________________                      ____________________________________
                                       [NAME]

                                       DATED:  ____________________________


THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.